EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-46055, 33-38869, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962 and 333-137093) of Vector Group Ltd. of our report dated March 2, 2009 relating to the financial statements and financial statement schedule of Vector Tobacco Inc., which appears in this Form 10-K of Vector Group Ltd.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 2, 2009